Execution

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 29, 2012, is by and between INTERLEUKIN GENETICS, INC., a Delaware corporation (the “Company”), and DELTA DENTAL PLAN OF MICHIGAN, INC., a Michigan nonprofit corporation (the “Shareholder”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in that certain Stock Purchase Agreement, dated as of even date herewith, by and among the Company and the Shareholder (the “Purchase Agreement”).

This Agreement is made pursuant to the Purchase Agreement. In order to induce the Shareholder to enter into the Purchase Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to the Shareholder and their respective direct and indirect transferees. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

The parties hereby agree as follows:

Section 1. Piggyback Registration Rights. If the Company at any time and from time to time proposes to register any of its securities under the Securities Act, for sale to the public, whether for its own account or for the account of other security holders, or both (except with respect to Special Registration Statements), it will provide written notice to all Holders of its intention to do so. Upon the written request of a Holder, provided within twenty (20) business days after receipt of any such notice, to register any of the Covered Shares held by such Holder, the Company will, subject to the limitations and conditions contained herein, use its commercially reasonable efforts to cause the Covered Shares as to which registration shall have been so requested to be included for registration in the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Covered Shares by such Holder; provided, however, that

(a)    If, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to all Holders, and thereupon the Company shall be relieved of its obligation to register any Covered Shares of any Holder in connection with such registration (but not from its obligation to pay, in accordance with Section 1(d) below, all Registration Expenses incurred by any Holder prior to its receipt of such notice);

(b)    If such registration involves an underwritten offering, and a Holder requests to be included in the Company’s registration, then such Holder must sell its Covered Shares to the underwriters selected by the Company on the same terms and conditions as apply to the Company or the other selling shareholders, as applicable (except as otherwise set forth herein);

(c)    The number of Registrable Securities to be included in such an underwritten offering may be reduced if, and to the extent that, the managing underwriter, if any, shall be of the reasonable opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein. In the event that the managing underwriter determines that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the holders of Registrable Securities based on the number of Registrable Securities held by such holders.  If the number of Registrable Securities requested to be included in an underwritten offering is reduced pursuant to this Section 1(c), no other stockholder’s securities that are not Registrable Securities shall be included in such offering.

(d)    Notwithstanding anything to the contrary contained in this Section 1, in the event that there is an underwritten public offering of securities of the Company pursuant to a registration covering Company securities and a Holder does not elect to sell its Covered Shares to the underwriters of the Company’s securities in connection with such offering, such Holder shall refrain from selling such Covered Shares during the period of distribution of the Company’s securities by such underwriters, the period in which the underwriting syndicate participates in the after market and during any lock-up period requested by such underwriters pursuant to a market standstill agreement; provided, however, that such Holder shall, in any event, be entitled to sell its Covered Shares commencing on the 90th day after the effective date of such registration statement; and

(e)    All Registration Expenses incurred by the Company in complying with a registration covering Covered Shares, but excluding any Selling Expenses, shall be borne by the Company. All Selling Expenses in connection with any registration statement filed pursuant to this Agreement shall be borne by the Holders on a pro rata basis based on the number of Covered Shares held by such Holders, or by such persons other than the Company (except to the extent the Company shall be a seller), as they may agree.

Section 2. Indemnification. In the event any Covered Shares are included in a registration statement under Section 1:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless the Holders, the officers and directors of the Holders and each such person or entity, if any, who controls such Holders within the meaning of the Securities Act or the 1934 Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and the Company will pay to the Holders, officers, directors or controlling persons or entities, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Holder.

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(b)    To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other shareholder selling securities in such registration statement and any controlling person of any such underwriter or other shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 2(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 2(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, provided, however, that an indemnifying party shall only be required to pay the fees and expenses of one counsel for all indemnified parties in any such proceeding.

(d)    If the indemnification provided for in this Section 2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Section 2(d) exceed the gross proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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(e)    The obligations of the Company and the Holders under this Section 2 shall survive the completion of any offering of Covered Shares in a registration statement under Section 1, and otherwise.

Section 3. Duration of Agreement. The Company shall have no obligation pursuant to this Agreement with respect to any Covered Shares proposed to be sold by a Holder in a registration pursuant to this Agreement if, in the written opinion of outside counsel to the Company (which counsel must be acceptable to the Holders in the exercise of its or their reasonable discretion) delivered to the Holders, (i) all such Covered Shares proposed to be sold by a Holder may be sold in a single transaction without registration under the Securities Act pursuant to Rule 144, and (ii) the Company has been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for a period of at least ninety (90) days and is current in the filing of all such required reports.

Section 4. Rule 144. The Company shall use commercially reasonable efforts to timely file the reports required to be filed by it under the 1934 Act or the Securities Act (including the reports under Section 13 and 15(d) of the 1934 Act referred to in subparagraph (c)(1) of Rule 144) and the rules and regulations adopted by the Commission thereunder to enable such Holders to sell Covered Shares without registration under the Securities Act within the limitations of the exemption provided by Rule 144 and or any similar or successor rule or regulation hereafter adopted by the Commission.

Section 5. Headings. Headings of articles, sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

Section 6. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

Section 7. Benefits of Agreement. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and permitted assigns and transferees any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns and transferees. Anything herein to the contrary notwithstanding, each Holder shall have the right to assign its rights hereunder to any Person that is a transferee or assignee of Covered Shares, provided that such Person shall agree in writing to be irrevocably bound by, and to comply with, all applicable provisions of this Agreement as a “Holder”.

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Section 8. Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient and received if contained in a written instrument delivered in person or by courier or duly sent by first class certified mail, postage prepaid, or by facsimile or email addressed to such party at the address, email address or facsimile number set forth below:

if to the Company:

Interleukin Genetics, Inc.

135 Beaver Street

Waltham, MA 02452

Telephone:   (781) 398-0700

Facsimile:    (781) 398-0720

Attn:    Lewis H. Bender

Chief Executive Officer

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Tel:    (617) 542-6000

Fax:    (617) 542-2241

Attn:    Brian P. Keane, Esq.

if to the Shareholder:

Delta Dental Plan of Michigan, Inc.

4100 Okemos Road

Okemos, MI 48864

Tel:    (517) 347-5451

Fax:    (517) 347-5433

Attn:   Jonathan S. Groat

Vice President and General Counsel

with a copy to:

Faegre Baker Daniels LLP

300 North Meridian Street

Suite 2700

Indianapolis, IN 46204

Tel:    (317) 237-1172

Fax:    (317) 237-1000

Attn:    Jason D. Kimpel, Esq.

or, in any case, at such other address, email address or facsimile number as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of facsimile or email transmission, when received (provided confirmation of transmission is mechanically or electronically generated and kept in a file by sending party).

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Section 9. Modification. Except as otherwise provided herein, neither this Agreement nor any provision hereof may be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom the enforcement of any modification, change, discharge or termination is sought or by the agreement of the Company and the Shareholder.

Section 10. Counterparts; Execution. This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a portable document format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 11. Governing Law. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW THEREOF.

Section 12. Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY AGREES THAT ANY OTHER PARTY HERETO MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 13. Definitions. The below terms have the stated definitions:

(a)    “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b)    “Covered Shares” shall mean all shares of Common Stock of the Company issued to the Shareholder, or any successor to or assignee of the rights of the Shareholder, (i) pursuant to the terms of the Purchase Agreement, (ii) pursuant to any conversion of the Preferred Stock, or (iii) pursuant to any stock dividend or other stock right arising out of the ownership of Preferred Stock or Common Stock issued upon conversion of the Preferred Stock of the Company. Covered Shares shall also include any shares issued to the Shareholder or any successor to or assignee of the rights of the Shareholder in consideration of Preferred Stock or Common Stock issued upon conversion of the Preferred Stock as a result of any reorganization, merger or other restructure of the Company.

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(c)    “Holder” means any person holding Covered Shares or shares of Preferred Stock, including, without limitation, the Shareholder, its successors and permitted assigns.

(d)    “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(e)    “Registrable Securities” means the Covered Shares and any other securities of the Company that are subject to registration rights agreements, including (i) that certain Registration Rights Agreement dated August 9, 2002, (ii) that certain Registration Rights Agreement between the Company and Pyxis Innovations Inc. dated March 5, 2003.

(f)    “Registration Expenses” shall mean all reasonable expenses incurred by the Company in complying with Section 1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and disbursements of one counsel for the Holders selected by holders of at least a majority of the Covered Shares included in the applicable registration, not to exceed $50,000, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(g)    “SEC” or “Commission” means the United States Securities and Exchange Commission.

(h)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(i)    “Selling Expenses” shall mean all underwriting discounts, brokerage fees, and selling commissions incurred in connection with registrations, filings, or qualifications of Covered Shares pursuant to Section 1 hereof.

(j)    “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan (ii) a registration statement with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the issuance or resale of securities issued in such a transaction, or (iii) a registration statement related to securities issued upon conversion of debt securities.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Registration Rights Agreement as of the day and year first above written.

COMPANY:

INTERLEUKIN GENETICS, INC.
a Delaware corporation

By:	/s/ Lewis H. Bender

Name:	Lewis H. Bender

Title:	Chief Executive Officer

SHAREHOLDER:

DELTA DENTAL PLAN OF MICHIGAN, INC.
a Michigan nonprofit corporation

By:	/s/ Laura L. Czelada

Name:	Laura L. Czelada

Title:	President & CEO

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